UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2019

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 490-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01. The Credit Facility (as defined below) is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 25, 2019, Braemar Hotels & Resorts Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Credit Facility”) with Braemar Hospitality Limited Partnership, the Company’s operating partnership (the “Borrower”), Bank of America, N.A., as administrative agent, and the other financial institutions party thereto. The Credit Facility is the second amendment and restatement of that certain Credit Agreement dated as of November 19, 2013, among the Borrower, the Company, Bank of America, N.A. and the lenders from time to time party thereto.

The Credit Facility is a senior secured revolving credit facility in the amount of $75 million, including $15 million available in letters of credit and $15 million available in swingline loans, subject to an accordion feature whereby the aggregate commitments may be expanded to $250 million, subject to certain limitations. The Credit Facility is a three-year interest-only facility with all outstanding principal due at maturity, subject to two one-year extension options, provided that each swingline loan must be repaid in full no later than five business days after such loan is made. The proceeds of the Credit Facility may be used for working capital, capital expenditures, property acquisitions, and any other lawful corporate purposes.

The Credit Facility is guaranteed by the Company and certain subsidiaries of the Company, and secured by a pledge of the equity interests of the Borrower and certain of its subsidiaries, all mortgage receivables and other investments, certain deposit accounts and certain securities accounts held by the Borrower or any guarantor.

Borrowings under the Credit Facility (other than a swingline loan) will bear interest, at the Borrower’s option, at either the Eurodollar Rate (defined as a rate equal to LIBOR or a comparable or successor rate) for a designated interest period plus an applicable margin, or the base rate (as defined as the highest of the Bank of America prime rate,  the federal funds rate plus 0.50% or the Eurodollar Rate plus 1.0%) plus an applicable margin. The anticipated applicable margin for borrowings under the Credit Facility for base rate loans will range from 1.25% to 2.50% per annum and the applicable margin for Eurodollar Rate loans will range from 2.25% to 3.50% per annum, depending on the ratio of consolidated indebtedness to EBITDA, with the lowest rate applying if such ratio is less than 4x, and the highest rate applying if such ratio is greater than 6.0x. The Borrower is also required to pay a commitment fee to the lenders that is assessed on the unused portion of this facility (swingline loans will not be considered utilization of the Credit Facility for purpose of such calculation). Each swingline loan will bear interest at the base rate plus the applicable margin for base rate-based loans under the Credit Facility. A default rate will apply on all obligations in the event of default under the Credit Facility at 2.0% above the otherwise applicable rate.

The Credit Facility contains customary terms, covenants, negative covenants, events of default, limitations and other conditions for credit facilities of this type. Subject to certain exceptions, the Company and the Borrower are subject to restrictions on incurring additional indebtedness, investments, mergers and fundamental changes, sales or other dispositions of property, dividends and stock redemptions, changes in the nature of the Borrower’s business, transactions with affiliates, burdensome agreements and capital expenditures.

The Company is also subject to certain financial covenants, including (i) the ratio of the Company’s consolidated indebtedness (less unrestricted cash) to total asset value not to exceed 65%; (ii) consolidated recourse indebtedness other than the Credit Facility not to exceed $50,000,000; (iii) consolidated fixed charge coverage ratio not less than 1.40x initially, with such ratio being increased to 1.50x over time; (iv) indebtedness of the consolidated parties that accrues interest at a variable rate (other than the Credit Facility) that is not subject to a “cap,” “collar,” or other similar arrangement not to exceed 25% of consolidated indebtedness; (v) consolidated tangible net worth not less than 75% of the consolidated tangible net worth on June 30, 2019, plus 75% of the net proceeds of any future equity issuances by the Company; (vi) restrictions on dividend payments during a continuing event of default; and (vii) secured debt that is secured by real property not to exceed 70% of the value of such real property.

The Credit Facility includes customary events of default, and the occurrence of an event of default will permit the lenders to terminate commitments to lend under the Credit Facility and accelerate payment of all amounts outstanding thereunder. If a default occurs and is continuing, the Company will be precluded from making distributions on the Company’s shares of common stock (other than those required to allow the Company to qualify and maintain the Company’s status as a real estate investment trust, so long as such default does not arise from a payment default or event of insolvency).

The Credit Facility is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

ITEM 7.01  REGULATION FD DISCLOSURE.

On October 28, 2019, the Company issued a press release announcing that it has entered into the Credit Facility. The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibit

Exhibit No.	Description
10.1

Second Amended and Restated Credit Agreement, dated as of October 25, 2019, by and among Braemar Hotels & Resorts Inc., Braemar Hospitality Limited Partnership, Bank of America, N.A. and the other lenders party thereto.

99.1	Press Release of Braemar Hotels & Resorts Inc.. dated October 28, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2019

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Robert G. Haiman
	Name:	Robert G. Haiman
	Title:	Executive Vice President, General Counsel
& Secretary